SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2003

RICA FOODS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-18222	87-0432572
(Commission file number)	(I.R.S. Employer Identification No.)

1840 Coral Way, Suite 101, Miami, Florida 33145

                    (Address of principal executive offices)             (Zip code)

(305) 858-9480

(Registrant’s telephone number, including area code)

Item 5: Other Events.

On September 16, 2003, Rica Foods, Inc. (the “Company”) issued a press release regarding its receipt of notice from the American Stock Exchange (the “AMEX”) that the Company may not be in compliance with certain of the AMEX’s continued listing requirements and requesting that the Company provide the AMEX with certain additional information regarding the Company. A copy of such press release is attached, and incorporated herein by reference, as Exhibit 99.1.

Item 7. Exhibits

99.1     Press Release dated September 16, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2003

RICA FOODS, INC.

By:	/s/ Calixto Chaves
Name:	Calixto Chaves
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

EX 99.1	Press Release dated September 16, 2003